Exhibit 14

JFC Technologies, LLC

P.O. Box 266

Bound Brook, NJ 08805

May 12, 2015

Cyalume Technologies Holdings, Inc.

96 Windsor Street

West Springfield, MA 01089

Attention: Michael Bielonko, CFO

Re:	Pay-Off/Release Arrangements

Ladies and Gentlemen:

Reference is made to that certain Promissory Note dated December 31, 2012, as amended and restated on November 19, 2013 (the “Note”) between JFC Technologies, LLC (“Lender”) and Cyalume Technologies Holdings, Inc. (“Borrower”).

1.           Lender understands that Borrower intends to pay in full the Note (collectively, the “Obligations”). If paid before 5:00 p.m. (Chicago, IL, time) on May 12, 2015 (the “Pay-Off Date”), the amount of the obligations to be paid by Borrower to Lender is $2,694,484.24 (the “Pay-Off Amount”), comprised as follows:

Description	Amount

Principal	$2,099,350.00

Interest	$595,134.24

Pay-Off Amount	$2,694,484.24

The Pay-Off Amount shall be increased by $690.41 (the “Per Diem Amount”) for each day after the Pay- Off Date until the Pay-Off Amount is paid in full; provided, however, that (i) amounts received at or after 5:00 pm (Chicago, IL, time) on any business day shall be deemed to be received on the next business day for purposes of calculating the Per Diem Amount and (ii) this letter shall terminate and be of no force or effect if the Pay-Off Amount and the Per Diem Amount are not received before 5:00 p.m. (Chicago, IL, time) on May 29, 2015.

2.           Payment of an amount equal to the Pay-Off Amount, plus the Per Diem Amount (if any), should be made by wire transfer in immediately available funds as follows (the “Payment Instructions”):

[Bank Information Redacted]

3.           Upon receipt of the Pay-Off Amount, plus the Per Diem Amount (if any), by Lender pursuant to the Payment Instructions before 5:00 p.m. (Chicago, IL, time) on or before May 29, 2015 (the “Payoff Effective Time”), (a) the Obligations are satisfied in full and terminated, (b) all assignments, pledges, security interests, and other liens on any and all real and personal property assets of Borrower and any other obligor which may have been granted to Lender in connection with the Note are automatically terminated and released, (c) Lender agrees to deliver, at the request of Borrower or Borrower’s counsel (at Borrower’s expense), such security interest and other lien amendments, releases and termination statements as are necessary to effectuate the release described in the foregoing clause (b), and (d) Lender hereby releases and forever discharges any and all claims now existing, owing or in the future arising against the Borrower or any other obligor in connection with the Obligations.

4.           Upon the Payoff Effective Time: (a) Borrower, Borrower’s counsel, or a designee of Borrower shall be authorized to file the UCC termination statements attached as Exhibit A hereto with the appropriate filing offices in order to evidence or otherwise give public notice of such collateral terminations and releases; provided, however, that any and all such UCC termination statements shall be prepared and recorded at Borrower’s expense, and (b) upon the request of the Borrower, Borrower’s counsel, or a designee of Borrower, Lender further agrees to promptly deliver following the Payoff Effective Time to Borrower, Borrower’s counsel, or a designee of Borrower, at Borrower’s expense all such other cancellations, satisfactions and other documents necessary to terminate all instruments of record in favor of Borrower with respect to all liens on the real and personal property of Borrower in connection with the Note or any other obligor securing the Obligations.

5.          The Lender hereby confirms to the Borrower that upon payment by the Lender to the Borrower of the Pay-Off Amount (plus the Per Diem Amount to the extent required under section 1 of this letter): (a) the Note is paid-in-full, (b) the Note is terminated in its entirety, and (c) the Borrower does not owe to the Lender any debt for borrowed money.

6.          In addition to the provisions Section 7 (Board Designation) of that certain Amendment Agreement, dated December 27, 2012, by and among Cyalume Technologies Holdings, Inc. (for this paragraph, the “Parent”), Cyalume Specialty Products, Inc., JFC Technologies, LLC and James G. Schleck (the “Amendment Agreement”), James G. Schleck shall retain the right to be named by the Parent as a nominee for election to the Board of Directors of the Parent each time the Parent solicits a vote of its stockholders relating to the election of directors for so long as any of the following conditions is satisfied (each, a “Board Designation Condition”): (a) JFC Technologies, LLC and/or James G. Schleck collectively own at least 10% of the total number of outstanding shares of Parent’s Common Stock, or (b) JFC Technologies, LLC shall continue to beneficially own any shares of Series A Preferred Stock of the Parent. At any time on or after such date on which none of the Board Designation Conditions is satisfied, James G. Schleck shall, upon receipt of a written request from Parent, immediately resign from the Board.

7.          The parties hereto hereby acknowledge the terms and provisions of this letter by signing below. This letter shall be governed by the internal laws of the State of Illinois, without regard to conflict of laws principles. This letter may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which shall constitute an original but all of which, taken together, shall constitute a single agreement. A facsimile or other electronically transmitted copy of this letter shall have the same force and effect as an original hereof personally delivered to the intended recipient.

(Signature page follows.)

(Signature Page to Pay-Off/ Release Arrangements Letter)

Very truly yours,

JFC TECHNOLOGIES, LLC

By:
Name: James G. Schleck
Its: Chief Executive Officer

(Signature Page to Pay-Off/ Release Arrangements Letter)

ACKNOWLEDGED AND AGREED TO

this 12 day of May, 2015:

BORROWER:	CYALUME TECHNOLOGIES
HOLDINGS, INC.

By:
	Name:	Michael Bielonko
	Its:	Chief Financial Officer, Treasure
and Secretary

EXHIBIT A

UCC Terminations

(See attached).

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS

A.	NAME & PHONE OF CONTACT AT FILER (optional)

B.	E-MAIL CONTACT AT FILER (optional)

C.	SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE NUMBER 2013 5131918 filed 12/27/2013	1b. ☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor’s name in item 13

2.	☑	TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement

3.	☐	ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9 For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8

4.	☐	CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law

5.	☐	PARTY INFORMATION CHANGE:

Check one of these two boxes:	AND Check one of these three boxes to:

This Change affects	☐ Debtor or ☐ Secured Party of record	☐	CHANGE name and/or address: Complete item 6a or 6b; and item 7a or 7b and item 7c	☐	ADD name: Complete item 7a or 7b, and item 7c	☐	DELETE name: Give record name to be deleted in item 6a or 6b

6.	CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)

6a. ORGANIZATION'S NAME

OR
6b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

7.	CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name)

7a. ORGANIZATION'S NAME

OR
7b. INDIVIDUAL'S SURNAME

INDIVIDUAL'S FIRST PERSONAL NAME

INDIVIDUAL'S ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

7c.	MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

8.	☐	COLLATERAL CHANGE: Also check one of these four boxes:	☐ ADD collateral	☐ DELETE collateral	☐ RESTATE covered collateral	☐ ASSIGN collateral

Indicate collateral:

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment)
If this is an Amendment authorized by a DEBTOR, check here ☐ and provide name of authorizing Debtor

9a. ORGANIZATION'S NAME
OR	Cyalume Technologies Holdings, Inc.

9b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

10.	OPTIONAL FILER REFERENCE DATA:
To be filed with Delaware Secretary of State. Reference: 139316.032400

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 04/20/11)